CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Crona  Corp. of our report dated January 27, 2017 relating to our audit of the financial statements of Crona Corp. for the period from Inception (October 6, 2016) to December 31, 2016, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Accell Audit & Compliance, P.A.
February 22, 2017

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